                             AMENDMENT AGREEMENT
                                     to
                  8% Series "A" Convertible Preferred Stock
                           of TELEGEN CORPORATION


          We, Silenus Limited, ("Silenus" or "Purchaser") the undersigned subscriber to the Convertible Preferred Stock of Telegen Corporation, designated as Series "A", and Telegen Corporation (the "Company") irrevocably agree that the following terms will be incorporated into the Subscription Agreement dated March 22, 1997. Except as specifically detailed below, no other terms of the original Subscription Agreement will be altered or voided.

          1. The seventh sentence of the Closing Date clause (Clause 10 of the
                                         ------------
Subscription Agreement) shall be replaced with the following:

             For the first tranche ONLY the Purchaser will purchase US$3,500,000.00 stated value on the closing date and of the remaining US$1,500,000.00 stated value, US$500,000.00 stated value on July 7, 1997 and the balance of US$1,000,000 stated value only at such time as the Company and Silenus agree that the stock price and trading volume for the Company's stock will justify and support such further funding.

          2. The following shall be added to the end of the Purchase Warrants
                                                            -----------------
clause (Clause 17, Special Instruction):

             Notwithstanding the foregoing, the 151,351 Purchase Warrants issued for the first closing of the first tranche ONLY will be modified
                                                        ----
             such that the Warrant Exercise Price for each proportionate amount of the 151,351 Purchase Warrants, as such proportion relates to each converted portion of the Convertible Preferred Stock originally issued in the first closing of the first tranche, shall be adjusted to equal the respective Conversion Prices actually used in determining the number of shares of Common Stock which were issued on each converted portion of such Preferred Stock. Once all of the Convertible Preferred Stock issued in the first closing of the first tranche has been properly submitted to the Company for conversion, the Purchaser shall return the original Purchase Warrants issued and the Company shall promptly reissue the Purchase Warrants at the appropriate Warrant Exercise Prices then applicable for such Purchase Warrants.

          3. The following shall be added as an additional paragraph at the end of the Purchase Warrants clause (Clause 17, Special Instruction):
           -----------------

          In addition to shares issuable upon conversion of the Preferred Stock under the Certificate of Determination and, to the extent that at the time of such conversion the shares of Preferred Stock are held by Silenus, Silenus is entitled to receive additional shares of Common Stock in relation to its conversion of shares of the Preferred Stock issued in the first closing of the first tranche only as follows:

          (i) For all conversions submitted to the Company during the period July 19-August 18, 1997 additional shares which would result from a reduction in the Conversion Price of Three percent (3%).

          (ii) For all conversions submitted to the Company during the period August 19 -September 19, 1997 additional shares which would result from a reduction in the Conversion Price of Six percent (6%).

          (iii) For all conversions submitted to the Company on September 20, 1997 and anytime thereafter, additional shares which would result from a reduction in the Conversion Price of Nine percent (9%).

      Once all of the Preferred Stock issued in the first closing of the first tranche has been properly submitted to the Company for conversion, the Company will thereupon issue all such additional shares required under this paragraph 3.

      4. The terms of this Amendment Agreement shall run only to Silenus Limited, and shall not be binding on the Company in the event of a transfer of the subject Series "A" Convertible Preferred Stock to a third party.

      IN WITNESS WHEREOF, this Amendment Agreement was duty executed on this 7th day of July, 1997.

                              SILENUS LIMITED



                              By:   /s/ Bernard Muller
                                 _______________________________________
                                    Official Signatory of PURCHASER

                              Name (Printed):      Mr. Bernard Muller
                                             ___________________________
                                                   President
                              __________________________________________

                              Place of Execution:  Switzerland
                                                 _______________________

                             TELEGEN CORPORATION



                              By:   /s/ Warren M. Dillard
                                 _______________________________________
                                    Official Signatory of COMPANY


  I have the full authority to bind TELEGEN CORPORATION  /s/ WD  (initial)
                                                         ------
Name (Printed):       Warren M. Dillard
                   __________________________________
Title:                Chief Operating Officer
                   __________________________________
Place of Execution:   Redwood City, CA
                   __________________________________


                                     -3-